UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 9, 2020

U.S. ENERGY CORP.

(Exact Name of Company as Specified in its Charter)

Wyoming	000-06814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

675 Bering Drive, Suite 100, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On November 9, 2020, U.S. Energy Corp., through its wholly-owned subsidiary New Horizon Resources LLC (“U.S. Energy”, the “Company”, “we” or “us”) entered into a Purchase and Sale Agreement (“PSA”) to acquire certain assets from Newbridge Resources LLC (“Newbridge”). The transaction, which is subject to customary closing conditions, is expected to close during the fourth quarter of 2020.

The assets include acreage and operated producing properties in Liberty County, Texas (the “Properties”). The Properties also consist of approximately 680 net acres located primarily in Liberty County, Texas which are 100% held by production, and which average a 100% working interest and 86% net revenue interest.

The consideration payable by the Company for the Properties will consist of $250,000 in shares of U.S. Energy restricted common stock (the “Acquisition” and the “Purchase Price”). The number of shares issuable will equal the Purchase Price divided by the lesser (i.e., the calculation which results in the greatest number of shares) of (a) the closing sales price of U.S. Energy’s common stock as traded on The NASDAQ Capital Market on the day prior to the closing; and (b) the volume weighted average price of U.S. Energy’s common stock, as traded on The NASDAQ Capital Market, for the 15 trading days immediately prior to the closing date of the PSA (as applicable, the “Newbridge Shares”). The effective date of the Acquisition will be November 1, 2020.

The foregoing summary description of the PSA does not purport to be complete and is qualified in its entirety by reference to the full text of the PSA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

As noted in Item 1.01 above, the Company has agreed to issue Newbridge the Newbridge Shares upon the closing of the PSA. The issuance of the Newbridge Shares is intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance will not involve a public offering, the recipient is an “accredited investor”, and the recipient will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities will be subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 7.01	Regulation FD Disclosure.

On November 9, 2020, the Company issued a press release announcing the entry into the PSA. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*#	Newbridge PSA
99.1**	Press release

* Filed herewith.

** Furnished herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that U.S. Energy Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated:	November 9, 2020

EXHIBIT INDEX

Exhibit No.	Description

10.1*#	Newbridge PSA
99.1**	Press release

* Filed herewith.

** Furnished herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that U.S. Energy Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.